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                                                                   Exhibit 23.1


                       CONSENT OF INDEPENDENT ACCOUNTANTS

We consent to the incorporation by reference in the registration statements of Starwood Lodging Trust and Starwood Lodging Corporation on Forms S-3 (File Nos. 333-13411 and 333-13325) and on Form S-8 (File No. 333-02721) of our report dated February 6, 1997, on our audit of the consolidated financial statements of Westport Holdings, L.L.C. as of January 2, 1997, and for the year then ended, which report is included in the Current Report on Form 8-K dated February 13, 1997.


                                        Coopers & Lybrand L.L.P.


New York, NY
February 13, 1997